Exhibit 23.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
     PCAOB REGISTERED


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registrations statement on Form SB2 of Madero Inc, of our report dated May 30, 2007 on our audit of the financial statements of Madero Inc as of March 31, 2007, and the related statements of operations, stockholders' equity and cash flows for the period then ended, and the reference to us under the caption "Experts."


/s/ Moore & Associates, Chartered
---------------------------------------
Moore & Associates Chartered
Las Vegas, Nevada
July 17, 2007







               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                       (702) 253-7499 Fax (702) 253-7501